UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 7, 2004 (June 7, 2004)

ML MACADAMIA ORCHARDS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9145	99-0248088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26-238 Hawaii Belt Road HILO, HAWAII		96720
(Address of Principal Executive Offices)		(Zip Code)

808-969-8057
Registrant’s telephone number, including area code

Item 5.            Other Events

Exhibit 99.1	Press release “ML Macadamia Orchards, L. P. Announces Second Quarter Distribution and Appoints John Kai as Director”

Item 7.            Exhibits

Exhibit 99.1	On June 7, 2004, ML Macadamia Orchards, L P. issued the press release attached to this report as Exhibit 99.1 announcing its second quarter distribution and appoints John Kai as Director.

The information in this Form 8-K and the Exhibit attached hereto is being furnished under Item 5 and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference in such filing.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML MACADAMIA ORCHARDS, L.P.
(Registrant)

By ML Resources, Inc.
Managing General Partner

Dated: June 7, 2004	By	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Operating Officer
(and Duly Authorized Officer)